EXHIBIT 3.13

BS”D

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

WARRANT (SERIES ’15-I)

 TO PURCHASE COMMON STOCK OF

GYROTRON TECHNOLOGY, INC.

Warrant #

Exercisable for _________ Shares

VOID AFTER 5:30 P.M., EASTERN TIME, ON THE EXPIRATION DATE

FOR VALUE RECEIVED, Gyrotron Technologies, Inc., a Delaware corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to ________________ or registered assigns (the “Holder”), under the terms as hereinafter set forth, __________________ (_____________) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Warrant Stock”), at a purchase price of $1.00 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of shares of Warrant Stock to be so issued and Warrant Price are subject to adjustment in certain events as hereinafter set forth.

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Exercise of Warrant:

The Holder may exercise this Warrant according to its terms by the surrendering the Warrant, together with a duly executed copy of the Form of Exercise, to the Company, at its principal office, 3412 Progress Dr., Bensalem, PA 10920, and paying to the Company an amount equal to the aggregate Warrant Price for the number of shares of Warrant Stock being purchased, in cash, certified check or bank draft, at any time prior to 5:30 p.m., Eastern Time, on 12/15/16 (the “Expiration Date”). This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

In the event of any exercise of this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such exercise. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Warrant Stock on exercise of this Warrant.

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Notwithstanding anything contained herein to the contrary, in lieu of exercising this Warrant for cash, if the shares underlying this Warrant are not registered pursuant to the Securities Act of 1933, as amended (the “Act”), the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Exercise, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A =	the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to the exercise hereof

	B =	Warrant Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued and paid for by the Holder.

Disposition of Warrant Stock and Warrant:

The Holder hereby acknowledges (i) that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered either under the Act or under any applicable state securities law (ii) that the issuance of this Warrant does not involve any public offering; and (iii) that the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same other than in compliance with all applicable securities laws.

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The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and, unless waived by the Company in its’ sole and absolute discretion, furnished to the Company either (i) an opinion, reasonably satisfactory to the counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. Subject to the foregoing, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with an assignment form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and acknowledgement that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

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Reservation of Shares: The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

Exchange of Warrant: This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

Capital Adjustments: This Warrant is subject to the following further provisions:

If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder thereafter shall have the right to receive upon the exercise hereof as provided herein and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

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If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, or issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), or evidences of its indebtedness, or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company), or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

Notice to Holders:

In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

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Whenever any adjustment to the number of shares of Warrant Stock purchasable upon exercise of this Warrant or the Warrant Price, or the property that would be received upon exercise of this Warrant shall be made hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock or other property purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

Loss, Theft, Destruction or Mutilation: Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

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Notices: Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 3412 Progress Dr., Bensalem, PA, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

Choice of Law: THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Jurisdiction and Venue: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. The parties hereby irrevocably consent to resolve any disputes in connection with, arising out of, or relating to this agreement, by arbitration in New York City in front of three arbitrators with each party picking one arbitrator and the two selected arbitrators picking a third. Without limiting the foregoing, no action or proceeding in connection with, arising out of, or relating to this agreement shall be brought by the parties hereto in any court other than the courts of the State of New York and any federal court located in such State. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH, ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officer, as of this ___ day of _________, 201_.

Gyrotron Technology, Inc.

By:
Name:

FORM OF EXERCISE

(to be executed by the registered holder hereof)

The undersigned hereby exercises the right to purchase _________ shares of common stock, par value $0.01 per share (“Common Stock”), of Gyrotron Technology, Inc. evidenced by the within Warrant Certificate for a Warrant Price of $______ per share.

Check the applicable provision:

_____	CASH: $

Payment is being made by:

	______	enclosed check

	______	wire transfer

_____	CASHLESS EXERCISE:

Dated:	____________________ , 201_.

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Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Instructions for registration of stock

Name (Please Print) ________________________________

Social Security or other identifying Number: _________________________

Address:__________________________________

City, State and Zip Code ____________________________

Instructions for registration of certificate representing the unexercised balance of Warrants (if any)

Name (Please Print) _______________________

Social Security or other identifying Number: ____________________

Address:____________________________________

City, State and Zip Code _________________________

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